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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-_____) of our report dated April 19, 2001 and to all references to our Firm included in this Registration Statement on Form S-3. Our report dated March 14, 2001 included in Calpine Corporation's Form 10-K for the year ended December 31, 2000 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for by a pooling-of-interests.

/s/ Arthur Andersen LLP

San Jose, California
October 19, 2001